                                                                Sub-Item 77Q1(e)

                                AMENDMENT NO. 15

                                       TO

                      MASTER INVESTMENT ADVISORY AGREEMENT

      This Amendment dated as of December 1, 2011, amends the Master Investment Advisory Agreement (the "Agreement"), dated June 1, 2000, between AIM Funds Group (Invesco Funds Group), a Delaware statutory trust, and Invesco Advisers, Inc., a Delaware corporation.

                              W I T N E S S E T H:

      WHEREAS, the parties desire to amend the Agreement to remove the following series portfolios: Invesco Basic Balanced Fund, Invesco Mid Cap Basic Value Fund and Invesco Select Equity;

      NOW, THEREFORE, the parties agree that;

      1. Appendix A and Appendix B to the Agreement are hereby deleted in their entirety and replaced with the following:

                                   "APPENDIX A
                            FUNDS AND EFFECTIVE DATES

NAME OF FUND                                                  EFFECTIVE DATE OF ADVISORY AGREEMENT
--------------------------------------------------            ------------------------------------
Invesco European Small Company Fund                                      August 30, 2000

Invesco Global Core Equity Fund                                         December 27, 2000

Invesco International Small Company Fund                                 August 30, 2000

Invesco Small Cap Equity Fund                                            August 30, 2000

                                   APPENDIX B
                           COMPENSATION TO THE ADVISOR

      The Trust shall pay the Advisor, out of the assets of a Fund, as full compensation for all services rendered, an advisory fee for such Fund set forth below. Such fee shall be calculated by applying the following annual rates to the average daily net assets of such Fund for the calendar year computed in the manner used for the determination of the net asset value of shares of such Fund.

                       INVESCO EUROPEAN SMALL COMPANY FUND
                    INVESCO INTERNATIONAL SMALL COMPANY FUND

NET ASSETS                                                         ANNUAL RATE
----------------------------------------------------------------   -----------
First $250 million..............................................     0.935%
Next $250 million...............................................      0.91%
Next $500 million...............................................     0.885%
Next $1.5 billion...............................................      0.86%
Next $2.5 billion...............................................     0.835%
Next $2.5 billion...............................................      0.81%
Next $2.5 billion...............................................     0.785%
Over $10 billion................................................      0.76%

                         INVESCO GLOBAL CORE EQUITY FUND

NET ASSETS                                                         ANNUAL RATE
----------------------------------------------------------------   -----------
First $250 million..............................................     0.80%
Next $250 million...............................................     0.78%
Next $500 million...............................................     0.76%
Next $1.5 billion...............................................     0.74%
Next $2.5 billion...............................................     0.72%
Next $2.5 billion...............................................     0.70%
Next $2.5 billion...............................................     0.68%
Over $10 billion................................................     0.66%

                          INVESCO SMALL CAP EQUITY FUND

NET ASSETS                                                         ANNUAL RATE
----------------------------------------------------------------   -----------
First $250 million..............................................     0.745%
Next $250 million...............................................      0.73%
Next $500 million...............................................     0.715%
Next $1.5 billion...............................................      0.70%
Next $2.5 billion...............................................     0.685%
Next $2.5 billion...............................................      0.67%
Next $2.5 billion...............................................     0.655%
Over $10 billion................................................      0.64%"

      2. In all other respects, the Agreement is hereby confirmed and remains in full force and effect.

      IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers on the date first written above.

                                                                AIM FUNDS GROUP
                                                           (INVESCO FUNDS GROUP)

Attest: /s/ Peter Davidson                 By: /s/ John M. Zerr
        --------------------------------       ---------------------------------
            Assistant Secretary                    John M. Zerr
                                                   Senior Vice President

(SEAL)

                                                          INVESCO ADVISERS, INC.

Attest: /s/ Peter Davidson                 By: /s/ John M. Zerr
        --------------------------------       ---------------------------------
            Assistant Secretary                    John M. Zerr
                                                   Senior Vice President

(SEAL)

                                       3